UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 8, 2019

CORVEL CORPORATION

(Exact Name of Registrant as Specified in Charter)

DELAWARE	000-19291	33-0282651
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2010 Main Street, Suite 600, Irvine, California	92614
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (949) 851-1473

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, Par Value $0.0001 Per Share	CRVL	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 5.07.	Submission of Matters to a Vote of Security Holders.

CorVel Corporation (the “Company”) held its 2019 annual meeting of stockholders on August 8, 2019. The following two proposals were approved by stockholders according to the following final voting results:

1.	To elect the six directors named in the Proxy Statement, each to serve until the 2020 annual meeting of stockholders or until his or her successor has been duly elected and qualified:

Director Candidate	For	Withheld
V. Gordon Clemons	13,650,805	2,778,750
Steven J. Hamerslag	11,798,205	4,631,350
Alan R. Hoops	13,634,312	2,795,243
R. Judd Jessup	13,380,426	3,049,129
Jean H. Macino	13,651,484	2,778,071
Jeffrey J. Michael	11,750,339	4,679,216

Broker Non-Votes	932,419

2.	To ratify the appointment of Haskell & White LLP as the Company’s independent registered public accounting firm for the fiscal year ending March 31, 2020:

For	17,210,851
Against	134,631
Abstain	16,492
Broker Non-Votes	0

The following stockholder proposal was not approved by stockholders according to the following final voting results:

3.

Stockholder proposal requesting the issuance of a public report detailing the potential risks associated with omitting “sexual orientation” and “gender identity” from the Company’s equal employment opportunity policy:

For	6,084,030
Against	10,175,867
Abstain	169,658
Broker Non-Votes	932,419

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CORVEL CORPORATION
(Registrant)

Dated: August 9, 2019	/s/ Brandon T. O’Brien
Brandon T. O’Brien
Chief Financial Officer